SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

McGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-1023		13-1026995
(Commission File Number)		(IRS Employer Identification No.)

55 Water Street New York, New York		10041
(Address of Principal Executive Offices)		(Zip Code)

(212) 512-2000
Registrant’s telephone number, including area code:

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 30, 2015, McGraw Hill Financial, Inc. (the “Company”) entered into a revolving $1,200,000,000 Five-Year Credit Agreement, dated as of June 30, 2015 (the “Credit Agreement”), by and among the Company, Standard & Poor’s Financial Services LLC (“S&P”), a wholly-owned subsidiary of the Company, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent. The Credit Agreement replaces the Company’s existing $1,000,000,000 Four-Year Credit Agreement, dated as of June 19, 2013.

The Credit Agreement contains customary affirmative and negative covenants and customary events of default. The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Revolving Five-Year Credit Agreement, dated as of June 30, 2015, among the Company, S&P, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2015	By:	/s/ Scott L. Bennett
			Name:	Scott L. Bennett
			Title:	Senior Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Revolving Five-Year Credit Agreement, dated as of June 30, 2015, among the Company, S&P, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.